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                                                                   EXHIBIT 10.76

                        AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made by and between Proxim Corporation, a Delaware corporation (the "Company") and Richard J. Tallman ("Executive"). The Company and Executive are parties to an Employment Agreement of October 27, 2003 (the "Agreement"), and they now wish to amend the Agreement in certain respects. Accordingly, the Company and Executive now agree as set forth below.

      1. Section 2a of the Agreement is deleted in its entirety and replaced with the following: "While employed hereunder, Executive shall serve as the Company's Senior Vice President, Administration and General Counsel. In such position, Executive shall have such duties and authority, as shall be determined from time to time by the Chief Executive Officer of the Company (the "CEO")".

      2. Executive's "Base Salary", as set forth in Section 3 of the Agreement, shall be increased to $240,000 per annum.

      3. Executive's "Target Bonus", as set forth in Section 4 of the Agreement, shall not be less than 60% of his Base Salary.

Except as modified by this Amendment, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date(s) set forth below.

EFFECTIVE AS OF JUNE 15, 2004

                                       /s/ Richard J. Tallman
                                       --------------------------
                                       Richard J. Tallman

                                       PROXIM CORPORATION

                                       By: /s/ Franco Plastina
                                          ------------------------

                                       Its: Chief Executive Officer